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                                                                  EXHIBIT 23.2
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                                                                 EXHIBIT 23.2


                         [DELOITTE & TOUCHE LETTERHEAD]



                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-12977 of IMPSAT Corporation of our report on the consolidated financial statements of IMPSAT S.A. and its subsidiaries, dated February 23, 1996, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the headings "Summary Financial Data," "Selected Financial and Other Data" and "Experts" in such
Prospectus.



DELOITTE & TOUCHE
Buenos Aires, Argentina

December 9, 1996